                                                                   Exhibit 23.03

                        [Letterhead of Barker & Folsom]


CONSENT OF INDEPENDENT AUDITORS


J.R. Bacon Drilling, Inc.

Barker & Folsom do hereby consent to (a) the use in this Amendment #1 to the Registration Statement on Form S-1, SEC File #333-05583, of our opinion dated February 28, 1994, relating to the financial statements for the year ended December 31, 1993, and (b) the reference to us under the heading "Experts" in such Registration Statement.


/s/ Barker & Folsom

Barker & Folsom

Ogden, Utah
July 12, 1996